Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 333-276680 on Form S-3 of our report dated June 3, 2024, (August 13, 2024 as to the effects of the discontinued operations and Note 8, specifically the reverse stock split) relating to the consolidated financial statements of MGO Global Inc., appearing in this Current Report on Form 8-K dated August 13, 2024.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, Florida

August 13, 2024